EXHIBIT 10.10

                            VOTING TRUST AGREEMENT
                           -----------------------

     VOTING TRUST AGREEMENT made on the 17th day of April, 1997, by and among Eastco Industrial Safety Corp., a New York corporation with offices at 130 West 10th Street, Huntington Sation, New York 11746 (the "Company"), parties whose names and signatures are set forth at the end of this Agreement (the "Shareholders"), and Alan E. Densen, Anthony P. Towell and Lawrence Densen or their survivors and their successors in trust (the "Trustees").

     WHEREAS on the date hereof, Eastco Glove Technologies, Inc., a Minnesota corporation (and a wholly-owned subsidiary of the Company) with offices at 130 West 10th Street, Huntington Station, New York 11746, acquired all of the issued and outstanding shares of Protective Knitting, Inc., a Minnesota corporation with offices at 4311 Peavey Road, Chaska, Minnesota 55318 ("PKI") pursuant to a stock exchange agreement ("Stock Exchange Agreement") in exchange for 100,000 shares of the Company, and

     WHEREAS as a condition to the closing (the "Closing") under the Stock Exchange Agreement, and contingent upon the Closing thereto being consummated, the parties are entering into this Agreement as a material inducement to Eastco to proceed with and consummate the Closing; and

     WHEREAS the Trustees have consented to act under this Agreement for the purposes herein provided,

     IT IS THEREFORE AGREED:

     1. Transfer of Shares to Trustees. The Shareholders simultaneously with the execution of this Agreement, shall indorse in blank and assign and deliver their share certificates to the Trustees, who shall cause the shares represented thereby to be transferred to them, as voting trustees, on the books of the Company.

     2. Voting Trust. The voting trust hereby created shall continue for five years from the date hereof. Throughout such period, the Trustees, by majority vote, shall have the exclusive right to vote upon such shares or to give written consents in lieu of voting thereon, subject to any limitation on the right to vote contained in the Certificate of Incorporation or other certificate filed pursuant to law, in person or by proxy at all meetings of the Company's shareholders, and in all proceedings wherein the vote or written consent of shareholders may be required or authorized by law.

     3. Trust Certificates. The Trustees shall issue and deliver to each of the Shareholders, or to his nominee, certificates for the number of shares

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transferred by them to the Trustees in form substantially as follows:

              Trust Certificate

          No.__________________        100,000  Shares

               Alan E. Densen, Lawrence Densen and
          Anthony P. Towell, voting trustees of the shares of Eastco Industrial Safety Corp., under an agreement dated April 17, 1997, having received certain shares of the Company, pursuant to such agreement, which agreement the holder hereof by accepting this certificate ratifies and adopts, hereby certify that _____________________ will be entitled to receive a certificate for _____________________ fully paid common shares of Eastco Industrial Safety Corp., of the par value of $0.12 each, on the expiration of the voting trust agreement, and in the meantime shall be entitled to receive payments equal to any dividends that may be collected by the undersigned trustees upon a like number of such shares held by it under the terms of the trust agreement.

               This certificate is transferable only on the books of the undersigned Trustees by the registered holder in person or by his duly authorized attorney, and the holder hereof, by accepting this certificate, manifests his consent that the undersigned Trustees may treat the registered holder hereof as the true owner for all purposes, except the delivery of share certificates, which delivery shall not be made without the surrender hereof.

               IN WITNESS WHEREOF, Alan E. Densen,
          Anthony P. Towell and Lawrence Densen have executed this certificate this 17th day of April, 1997.

                    ----------------------
                    Alan E. Densen, Trustee

                    --------------------------
                    Anthony P. Towell, Trustee

                    --------------------------
                    Lawrence Densen, Trustee


               4.   Sale/Registration of Stock.

          (a) In the event that a Shareholder desires, after one (1) year from the date hereof, to sell its shares as authorized pursuant to Rule 144 promulgated under the Securities Act of 1933, said Shareholder shall provide fifteen (15) days notice to the parties hereto. Upon receipt of said notice, the Trustees shall release the shares to be sold from this Agreement and permit their sale pursuant to Rule 144.

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          (b) In the event that the Company intends to file a registration statement with respect to its common stock (except on Form S-8 or any other inappropriate form or if the underwriter objects thereto or with respect to any existing registration to be amended), then the Company on one occasion will give the Shareholders at least 10 days notice and if the Shareholder states that he will be selling his shares within thirty days of the effective date of the registration statement, then the Company at its expense except for discounts and commissions, will include such shares in such registration statement, provided that the Shareholder duly cooperates as required in the filing of such registration statement.

     5. Dividends. The Trustees shall collect and receive any dividends that may accrue upon the shares subject to this Trust, and subject to deduction as provided in paragraph 10 hereof, shall divide the same among the trust certificate holders in proportion to the number of shares respectively represented by their trust certificates.

     6. Liability. The Trustees shall use their best judgment in voting upon the stock held by them, but shall not be liable for the consequence of any vote cast, or consent given by them, in good faith, and in the absence of gross negligence.

     7. Transfer at Termination. At the expiration of the term of the trust hereby created, the Trustees shall, upon surrender of the trust certificates, deliver to the holders thereof shares of stock of the Company equivalent in amount to the shares represented by the trust certificates surrendered.

     8. Dissolution of Company. In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustees shall receive the monies, securities, rights, or property to which the holders of the Company's capital stock deposited hereunder are entitled, and shall distribute the same among the registered holders of voting trust certificates in proportion to their interests, as shown by the books of the Trustees. Alternatively, the Trustees may in their discretion deposit such monies, securities, rights, or property with any bank or trust company doing business in the State of New York with authority and instructions to distribute the same as above provided, and upon such deposit all further obligations or liabilities of the Trustees in respect of such monies, securities, rights or property so deposited shall cease.

     9. Reorganization of Company. If the Company is merged into or consolidated with another corporation, or all or substantially all of its assets are transferred to another corporation, then in connection with such transfer the term "Company" for all purposes of this Agreement shall be deemed to include such successor corporation, and the Trustees shall receive and hold under this Agreement any stock of such successor corporation received on account of the ownership, as Trustees hereunder, of the stock
held hereunder prior to such merger, consolidation, and transfer.   Voting
trust certificates issued and outstanding under this Agreement at the time of such merger, consolidation or transfer may remain outstanding, or the Trustees may, in their discretion, substitute for such voting trust certificates new voting trust certificates in appropriate form and the terms "stock" and "capital stock" as used herein shall be taken to include any

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stock which may be received by the Trustees in lieu of all or any part of the
Company's capital stock. Any stock dividends, splits, shares issued upon any recapitalization shall be added to this Voting Trust.

     10.       Rights of Trustees.

          (a) Until the actual delivery to the holders of voting trust certificates issued hereunder of stock certificates in exchange therefor, and until the surrender of the voting trust certificates of cancellation, the Trustees shall have the right, subject to the provisions of this paragraph hereinafter set forth, to exercise, in person or by their nominees or proxies, all stockholders' voting rights and powers in respect of all stock deposited hereunder, and to take part in or consent to any corporate or stockholders' action of any kind whatsoever. The right to vote shall include the right to vote for the election of directors, and in favor of or against any resolutions or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of the Company's stockholders. Without limiting such general right, it is understood that such action or proceeding may include, upon terms satisfactory to the Trustees or to their nominees or proxies thereto appointed by them, mortgaging, creating a security interest in, and pledging of all or any part of the Company' property, the lease or sale of all or any part of its property, for cash, securities, or other property, and the dissolution of the Company, or its consolidation, merger, reorganization or capitalization.

          (b) In voting the stock held by them hereunder, either in person or by their nominees or proxies, the Trustees shall exercise their best judgment to select suitable directors of the Company, and shall otherwise, insofar as they may as a stockholder of the Company, take such part or action in respect to the management of its affairs as they may deem necessary so as to be kept advised on the affairs of the Company and its management.

          (c) The death of a trustee shall terminate his trusteeship. Any trustee may resign at any time and may be replaced by his successors.

     11. Compensation and Reimbursement of Trustees. The Trustees shall serve without compensation. The Trustees shall have the right to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys, and counsel as they may deem necessary and proper to effectuate this Agreement. All such expenses or charges incurred by and due to the Trustees may be deducted from the dividends or other monies or property received by them on the stock deposited hereunder. Nothing herein contained shall disqualify the Trustees or successor Trustees, or incapacitate them from serving the Company or any of its subsidiaries as officer or director, or in any other capacity, and in any such capacity receiving compensation.

     12. Entire Agreement. This Agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between them.

     13.       Non-Waiver.   No delay or failure by a party to exercise any
right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     14. Headings. Headings in this Agreement or for convenience only and shall not be used to interpret or construe its provisions.

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     15.       Governing Law.  This Agreement shall be construed in
accordance with and governed by the laws of the State of New York.

     16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     17. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective legal representatives, successor and assigns.

     IN WITNESS WHEREOF, the parties have signed this Agreement.


                              /s/ Alan E. Densen
                              --------------------
                              Alan E. Densen, Trustee


                              /s/ Lawrence Densen
                              --------------------
                              Lawrence Densen, Trustee


                              /s/ Anthony P. Towell
                              ---------------------
                              Anthony P. Towell, Trustee


Corporate Seal
Attest:                            EASTCO INDUSTRIAL SAFETY CORP.

/s/ Anthony P. Towell         By: /s/ Lawrence Densen
---------------------             --------------------------
Anthony P. Towell                  Lawrence Densen, President

                              The following Shareholders:

                              Address             Number of Shares
                              -------             ----------------
/s/ Steven Robins             9743 Dorset Lane         50,000
-----------------
Steven Robins                 Eden Prairie, MN 55347

/s/ Phillip Robins            16611 Canterbury Drive   50,000
------------------
Phillip Robins                Minnetonka, MN 55345